Filed Pursuant to Rule 424(b)(4)
Registration No. 333-250186

PROSPECTUS

60,000,000 Ordinary Shares

Represented by 800,000 American Depositary Shares

offered by Selling Shareholder

The selling shareholder identified in this prospectus may offer from time to time 60,000,000 ordinary shares of IDEX Biometrics ASA, represented by 800,000 American Depositary Shares (“ADSs”). The holder of such ordinary shares is identified in this prospectus as the Selling Shareholder and the aggregate of 60,000,000 ordinary shares registered hereby as the Registered Shares.

This prospectus describes the general manner in which the ordinary shares may be offered and sold by the Selling Shareholder. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ADSs, each representing 75 ordinary shares, are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IDBA”. The ADSs began trading on March 1, 2021. The closing price of our ADSs on Nasdaq on July 15, 2022 was $7.7181 per ADS. Our ordinary shares are currently traded on Oslo Børs under the symbol “IDEX”. The closing price of our ordinary shares on Oslo Børs on July 15, 2022 was NOK 0.986 per ordinary share, which is equivalent to a price of $0.096 per share based on an exchange rate of NOK 10.1707 per U.S. dollar, as reported by MarketWatch, Inc. on July 15, 2022. We have appointed The Bank of New York Mellon to act as the depositary for the ADSs representing our ordinary shares, including the shares that may be offered and sold from time to time by the Selling Shareholder.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022

We and the Selling Shareholder are responsible for the information contained or incorporated by reference in this prospectus and any free writing prospectus that we may prepare or authorize. Neither we nor the Selling Shareholder have authorized anyone to provide you with different or additional information, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholder are making an offer to sell ADSs representing our ordinary shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ADSs.

For investors outside the United States: Neither we nor the Selling Shareholder have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the ADSs and the distribution of this prospectus outside the United States.

We are a public limited company incorporated under the laws of Kingdom of Norway and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless otherwise indicated, “IDEX,” “IDEX Biometrics,” “the Company,” “our Company,” “we,” “us” and “our,” when used throughout this prospectus, refer to IDEX Biometrics ASA, inclusive of its wholly-owned subsidiaries in the United States, IDEX Biometrics Holding Company Inc., IDEX Biometrics America Inc., the

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United Kingdom, IDEX Biometrics UK Ltd., and the People’s Republic of China, IDEX Electronics (Shanghai) Co., Ltd. All references to “shares” in this prospectus refer to ordinary shares of IDEX Biometrics ASA with a nominal value of NOK 0.15 per share.

All references in this prospectus to “$” are to U.S. dollars and all references to “NOK” are to Norwegian krone, the currency of our home country. We make no representation that any Norwegian krone or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars or Norwegian krone, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted from Norwegian krone into U.S. dollars at that or any other exchange rate as of that or any other date.

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us, including the wordmarks “IDEX” and “TrustedBio” and the IDEX logo, and others that are the property of other organizations. Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are listed without the ®, ™ and SM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their right thereto. All other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners. We do not intend to use or display other companies’ trademarks and trade names to imply any relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This prospectus describes the general manner in which the Selling Shareholder identified in this prospectus may offer from time to time an aggregate of 60,000,000 ordinary shares. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Company Overview

We were incorporated as a public limited company under the laws of Norway on July 24, 1996. Our ordinary shares have been listed for trading in Norway on the Oslo Børs under the symbol “IDEX” since March 12, 2010, and our ADSs have been listed for trading on Nasdaq under the symbol “IDBA” since March 1, 2021.

Since IDEX was founded, our strategy has been based on the development and commercialization of differentiated solutions for fingerprint authentication. Our technologies originated within SINTEF, the largest research organization in Scandinavia, which is affiliated with the Norwegian Institute of Technology. The Company’s initial focus was on the development and sale of swipe sensors for fingerprint authentication, targeting consumer applications such as user authentication for personal computers, personal digital assistants, and the then-emerging market for smart phones. We also pursued a licensing strategy, which would enable others to create and market their own products based on our intellectual property.

Our early products were based on proprietary innovations in fingerprint imaging, processing, and matching. However, we achieved limited success in a rapidly commoditizing market in which silicon image sensors of limited functionality were popular due to their low cost. Such limited functionality was acceptable, notably in the fast-growing mobile phone market, as the devices in which they were being used possessed robust processing resources for performing biometric functions. Also, power consumption and efficiency were not critical considerations in these applications, given their use of large capacity batteries or access to electric power.

In 2013, IDEX acquired the assets and operations of PicoField Technologies, Inc., obtaining important intellectual property associated with touch (i.e., full fingerprint) sensors and adding biometric industry veterans to our design team. In 2015, we acquired the patent portfolio of Metadyne Software, a developer of highly-efficient fingerprint algorithms. Both acquisitions contributed to advancing our development of fingerprint authentication solutions with differentiated characteristics.

In the latter half of the last decade, IDEX undertook a strategic pivot toward market segments and applications for which these differentiated characteristics provided demonstrable and sustainable competitive advantages. Our focus today is on smart cards, which present challenging form factors, demanding performance requirements, and extreme power limitations, for which our fingerprint authentication solutions are ideally suited.1 This strategic pivot toward differentiation of a comprehensive solution is embodied in our latest offering, the TrustedBio family of fingerprint authentication modules.

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The International Standards Organization (“ISO”), an independent standard-setting body, uses the term Integrated Circuit Card, or ICC, to encompass all devices in which an integrated circuit is contained within a defined form factor, the ISO ID-1 standard for the dimensions of an identification card.

We do not own or operate industrial manufacturing facilities, but operate as a “fabless” manufacturer, utilizing third parties for outsourced manufacturing, assembly, and test capabilities. Our capital expenditures for the years ended December 31, 2021, 2020, and 2019 were $141 thousand, $152 thousand, and $850 thousand, respectively. As a fabless manufacturer, our capital expenditures primarily are for purchases of laboratory and test equipment related to product development, although, as was the case in 2019, we will acquire production equipment for use by our contract manufacturing service providers.

During 2021, 2020, and 2019, we raised, through private placements of our Ordinary Shares, gross proceeds of $47.1 million, $18.0 million, and $34.2 million. As of December 31, 2021, our cumulative tax loss carryforward totaled $251.1 million. For further financial information, see “Item 5. Operating and Financial Review and Prospects” of our Annual Report on Form 20-F filed with the SEC on April 29, 2022, which is incorporated by reference into the registration statement of which this prospectus forms a part.

We have locations in Oslo, Norway (sales and marketing, finance, and group administration), Farnborough, United Kingdom (systems engineering, quality, supply chain management, and human resources), Rochester, New York, United States (hardware engineering), Wilmington, Massachusetts, United States (software engineering, circuit design, and administration), and Shanghai, China (customer support and applications engineering).

Our headquarters are located at Dronning Eufemias gate 16, NO-0191 Oslo, Norway, which is also our registered office address, and our telephone number is +47 6783 9119. Our agent for service of process in the United States is IDEX Biometrics America Inc., with a registered address at 187 Ballardvale Street, Suite. B211, Wilmington, MA 01887.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2026 or such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Since International Financial Reporting Standards make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

ABOUT THIS OFFERING

This prospectus relates to the resale by the Selling Shareholder identified in this prospectus of an aggregate of 60,000,000 ordinary shares. All of the ordinary shares in this offering will be sold by the Selling Shareholder. The Selling Shareholder may sell his ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the resale of the ordinary shares in this offering.

Ordinary shares offered	60,000,000 ordinary shares, represented by an aggregate of 800,000 ADSs

Ordinary shares issued and outstanding as of July 15, 2022	1,012,609,054

Use of Proceeds:	We will not receive any proceeds from the sale of the 60,000,000 ordinary shares subject to resale by the Selling Shareholder under this prospectus.

Risk Factors:	An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market Symbol:	IDBA

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks and uncertainties described under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on April 29, 2022, which is incorporated by reference in this prospectus, in their entirety, together with other information in this prospectus, the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our ordinary shares would likely decline and you might lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus and the information incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding our revenue, expenses, and other operating results;

•	our ability to achieve or maintain market acceptance for our biometric technology and products;

•	our ability to generate revenue;

•	our ability to respond to ongoing constraints and uncertainties within the semiconductor supply chain;

•	our ability to achieve profitability or, once doing so, sustain profitability;

•	our estimates, and those of others, regarding our current and future capital requirements;

•	our ability to compete effectively with existing competitors and any new market entrants;

•	our assessment of the growth rates of the market segments and geographies in which we compete;

•	the impact of the COVID-19 pandemic on our performance;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to protect our intellectual property rights and any costs associated therewith;

•	regulatory developments in Norway, the United States, the United Kingdom, China, and other jurisdictions; and

•	other risk factors described under the section titled “Risk Factors”.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

CAPITALIZATION

The following table sets forth our total capitalization, together with our cash and cash equivalents, as of March 31, 2022. This table should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes in our Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

(in thousands)	As of March 31, 2022
Cash and cash equivalents	$25,532

Equity:
Share capital NOK 0.15 par value, 1,012,548,654 shares issued and outstanding[1]	20,446
Share premium	9,768
Other paid-in capital	22,194

Total paid-in-capital	52,408
Foreign currency translation effects	(12,015)
Accumulated loss	(9,360)

Total equity	31,033

Total capitalization	$31,033

(1)	On May 31, 2022, we issued an aggregate of 60,400 shares in connection with the exercise of incentive subscription rights.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 60,000,000 ordinary shares subject to resale by the Selling Shareholder in this offering.

SELLING SHAREHOLDER

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of July 15, 2022 by each of our other shareholders who is a Selling Shareholder hereunder. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares that can be acquired within 60 days of July 15, 2022. Percentage ownership calculations are based on 1,012,609,054 ordinary shares issued and outstanding as of July 15, 2022, plus, consistent with SEC rules on disclosure of beneficial ownership, ordinary shares that each security holder has the ability to acquire within 60 days of July 15, 2022, due to outstanding equity interests becoming vested or exercisable. Of the 1,012,609,054 ordinary shares issued and outstanding as of July 15, 2022, 60,000,000 shares have been registered by and will be freely tradeable in the United States, and of the remaining 952,609,054 shares, 692,813,548 are held by non-affiliates and will also be freely tradeable in the United States. The percentage of ordinary shares beneficially owned shown on the table reflect these incremental ordinary shares that a security holder has the ability to acquire within the time frame noted. To the extent that any shareholder is a Selling Shareholder who sells ADSs representing its ordinary shares following registration pursuant to the registration statement of which this prospectus forms a part or otherwise, the shareholder’s percentage ownership will decrease accordingly.

The Selling Shareholder identified herein is offering his securities in order to create a public trading market for our equity securities in the United States and to satisfy certain listing requirements of the Nasdaq Capital Market on which our equity securities have been approved for listing. The Selling Shareholder is not obligated to resell his shares in the United States either pursuant to Nasdaq’s requirements or the registration statement of which this prospectus forms a part. The Selling Shareholder may, or may not, elect to dispose of Registered Shares represented by ADSs as and to the extent that he may individually determine.

Except as otherwise indicated in the table below, addresses of the directors, executive officers and named beneficial owners are care of IDEX Biometrics ASA, Dronning Eufemias gate 16, NO-0191 Oslo, Norway.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned	Number of Ordinary Shares being Registered	Pro Forma Potential Number of Ordinary Shares Beneficially Owned Following the Offering(1)	Pro Forma Potential Percentage of Ordinary Shares Beneficially Owned Following the Offering(1)
5% or Greater Shareholder:
Robert Keith	164,832,067	16.28%	60,000,000	104,832,067	10.35%

(1)

The Selling Shareholder may or may not elect to dispose of Registered Shares represented by ADSs as and to the extent that he may individually determine. Such sales, if any, will be made through brokerage transactions on Nasdaq or other securities exchanges in the United States at prevailing market prices, and the post-offering ownership figures in these columns represent the lowest level of ownership that would exist if the Selling Shareholder sold 100% of the Registered Shares owned by him, which may or may not happen.

PLAN OF DISTRIBUTION

The registration statement of which this prospectus forms a part has been filed with respect to an aggregate of 60,000,000 ordinary shares held by certain of our shareholders, which are referred to collectively herein as the Registered Shares, and the holders of all such ordinary shares are identified in this prospectus as the Selling Shareholder. Any Registered Shares offered and sold in the United States by the Selling Shareholder will be in the form of ADSs. The Registered Shareholder is also permitted to sell ordinary shares not represented by ADSs in private or offshore transactions, including on Oslo Børs, which resales are not covered by this prospectus. Unlike an initial public offering, any resale by the Selling Shareholder of the Registered Shares represented by ADSs is not being underwritten by any investment bank. The Selling Shareholder may, or may not, elect to sell Registered Shares represented by ADSs as and to the extent that he may individually determine.

The Selling Shareholder may dispose of all or a portion of the Registered Shares from time to time directly or through one or more underwriters, broker-dealers or agents. If ADSs representing our ordinary shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for any applicable underwriting discounts or commissions or agent’s commissions. ADSs representing our ordinary shares may be sold on Nasdaq or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholder may use any one or more of the following methods when disposing of ordinary shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions and offshore transactions;

•	settlement of short sales entered into after the original effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such ordinary shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholder also may resell all or a portion of the Registered Shares in offshore transactions or open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that he meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. If the Selling Shareholder effect such transactions by selling ADSs representing our ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive applicable commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of ADSs representing our ordinary shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121 and Supplementary Material .01 and Supplementary Material .02 thereto.

In connection with sales of ADSs representing Registered Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ADSs representing Registered Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell ADSs representing Registered Shares short and, if such short sale shall take place after the date that the registration statement of which this prospectus forms a part was originally declared effective, the Selling Shareholder may deliver ADSs representing Registered Shares to close out short positions and to return borrowed ordinary shares in connection with such short sales. The Selling Shareholder may also loan or pledge ADSs representing Registered Shares to broker-dealers that in turn may sell such ordinary shares, to the extent permitted by applicable law. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registered Shares, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Shareholder may not use Registered Shares to cover short sales of our ordinary shares (or ADSs representing ordinary shares) made prior to the date the registration statement of which this prospectus forms a part was originally declared effective by the SEC.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the warrants or ADSs representing Registered Shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the ADSs representing Registered Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as a Selling Shareholder under this prospectus. The Selling Shareholder also may transfer and donate the ADSs representing Registered Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealer or agents participating in the distribution of the ADSs representing Registered Shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the ADSs representing our Registered Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A Selling Shareholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Upon our being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ADSs representing Registered Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of ADSs representing Registered Shares involved, (iii) the price at which such ADSs representing Registered Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Each Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of ADSs representing Registered Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ADSs representing Registered Shares to engage in market-making activities with respect thereto. All of the foregoing may affect the marketability of ADSs representing Registered Shares and the ability of any person or entity to engage in market-making activities with respect thereto.

We have paid the SEC filing fees in connection with the registration of ADSs representing our ordinary shares. Each Selling Shareholder will pay any underwriting discounts or selling commissions incurred by such Selling Shareholder in connection with the sale of Registered Shares.

We are not party to any arrangement with any Selling Shareholder or any broker-dealer with respect to sale of ADSs or Registered Shares. Therefore, we will not have any input if, when and how any Selling Shareholder elects to dispose of ADSs representing such Selling Shareholder’s Registered Shares or the price or prices at which any such sale may occur, and there can be no assurance that any Selling Shareholder will exchange its Registered Shares for ADSs or dispose of any or all of the ADSs representing such ordinary shares even if so exchanged pursuant to the deposit agreement. We will not receive proceeds from any sale of Registered Shares in the form of ADSs by the Selling Shareholder.

We offer no assurances that an active trading market for ADSs representing our ordinary shares will develop or, if developed, be maintained.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Kingdom of Norway. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, uncertainty exists as to whether the courts of Norway would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in Norway against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Advokatfirmaet Ræder that there is currently no treaty between (i) the United States and (ii) Norway providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and Norway are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would only be automatically enforceable in Norway, if and to the extent:

•	the relevant parties have agreed to such court’s jurisdiction in writing and for a specific legal action or for legal actions that arise out of a particular legal relationship; and

•	the judgment is not in conflict with Norwegian public policy rules (ordre public) or internationally mandatory provisions.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Norway judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Norway.

If a Norwegian court gives judgment for the sum payable under a U.S. judgment, the Norwegian judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Norwegian court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain a Norwegian judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. You should also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Norway.

EXPERTS

The consolidated financial statements of IDEX Biometrics ASA appearing in IDEX Biometrics ASA’s Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the ordinary shares registered hereby and certain other matters of the laws of Kingdom of Norway will be passed upon for us by Advokatfirmaet Ræder AS, Oslo, Norway and certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York.

EXPENSES

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the ordinary shares registered hereby. With the exception of the registration fee payable to the SEC and the Nasdaq initial listing fee, all amounts are estimates. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$1,310	(1)
Legal fees and expenses	78,000
Accounting fees and expenses	15,000
Printing expenses	2,500
Miscellaneous	—
Total	$96,810

(1)	Previously paid.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

The following documents filed with or furnished to the SEC by us are incorporated by reference in this registration statement:

•	Our Annual Report on Form 20-F (File No. 001-39810) for the fiscal year ended December 31, 2021, filed with the SEC on April 29, 2022;

•

Our Reports on Form 6-K (File No. 001-39810) furnished to the SEC on February 25, 2022 (including Exhibits 99.2 and 99.3 thereto; not including Exhibits 99.1 and 99.4 thereto); May 16, 2022 (including Exhibits 99.1, 99.2, and 99.3 thereto; not including Exhibit 99.4 thereto) and July 7, 2022 (including Exhibit 99.1 thereto); and

•

The descriptions of our American Depositary Shares and ordinary shares, nominal value NOK 0.15 per ordinary share, incorporated by reference in our Registration Statement on Form 8-A filed on December 15, 2020 (File No. 001-39810) under the Exchange Act including any amendment or report subsequently filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to IDEX Biometrics ASA, Dronning Eufemias gate 16, NO-0191 Oslo, Norway, Telephone: +47 6783 9119. In addition, copies of the documents incorporated herein by reference may be accessed at our website at https://www.idexbiometrics.com/. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our ADSs.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act. A related registration statement on Form F-6 was filed with the SEC to register the ADSs representing our ordinary shares. This prospectus, which forms a part of the registration statement on Form F-3, does not contain all of the information that is included in such registration statement and the exhibits and schedules thereto. Certain information is omitted and you should refer to such registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to such registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of our registration statement on Form F-3 as well as the registration statement on Form F-6, including exhibits thereto and any schedules filed therewith, and obtain copies of such materials at the SEC’s website (www.sec.gov), which contains reports and other information regarding issuers like us that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

We maintain a corporate website at www.idexbiometrics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

60,000,000 Ordinary Shares

Represented by 800,000 American Depositary Shares

IDEX Biometrics ASA

P R O S P E C T U S

August 3, 2022